EXHIBIT 99.1

Endwave Reports Second Quarter FY 2010 Financial Results

SAN JOSE, Calif., July 27, 2010 (GLOBE NEWSWIRE) -- Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions and semiconductor products for the telecommunications, satellite communications, electronic instruments and defense and security markets, today reported financial results for its second quarter, which ended on June 30, 2010.

Revenues for the second quarter of 2010 were $3.8 million. This compares with revenues from these same operations of $4.8 million in the prior quarter and $5.6 million in the second quarter of fiscal 2009. Loss from continuing operations, calculated in accordance with generally accepted accounting principles in the United States (GAAP), for the second quarter of 2010 was $2.8 million, or $0.29 per share. Loss from continuing operations for the second quarter of 2010 included a $1.5 million write-down of inventory primarily related to a key customer's legacy product line. This compares with a loss from continuing operations of $1.3 million, or $0.13 per share in the prior quarter, and a loss from continuing operations of $2.0 million or $0.21 per share in the second quarter of fiscal 2009. On April 30, 2009, Endwave sold its Defense and Security RF module business (D&S).  As a result, the Company's financial statements reflect the D&S business as a discontinued operation.

Non-GAAP Results from Continuing Operations

Non-GAAP net loss in the second quarter of 2010 was $2.9 million, or $0.29 per share. This compares with non-GAAP net loss of $966,000, or $0.10 per share, in the prior quarter and non-GAAP net loss of $1.4 million, or $0.15 per share in the second quarter of fiscal 2009.

For the second quarter of 2010, non-GAAP net loss was calculated by excluding a non-cash stock-based compensation benefit of $61,000. For the prior quarter, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $331,000 and the reversal of certain restructuring charges that resulted in a gain of $14,000. For the year ago period, non-GAAP net loss was calculated by excluding income from discontinued operations of $18.6 million, non-cash stock-based compensation expense of $407,000 and restructuring charges of $166,000.

Cash, cash equivalents and investments as of June 30, 2010 were $27.5 million, compared with $29.4 million as of March 31, 2010.

"We are disappointed that the fall-off in demand for a key legacy product was more abrupt than anticipated. This demand shortfall is expected to continue to impact our revenues over the next few quarters. However, demand for our new module designs supporting next generation, high capacity, IP-based radios has continued to improve, and we see positive signs from our new microwave and millimeter wave integrated circuit (MMIC) product line," said John Mikulsky, Endwave's President and Chief Executive Officer.

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific Time (PT).  Investors are invited to participate in the conference call by dialing (480) 629-9770 (Conference ID: 4320727) by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until August 3.  To access the recording, dial (303) 590-3030 (Access Code: 4320727).  Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's website at www.endwave.com.  The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets high frequency RF solutions and semiconductor products that enable the transmission, reception and processing of high-frequency signals in the telecommunications, satellite communications, electronic instruments and defense and security markets. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company's web site at http://www.endwave.com.

The Endwave Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7711

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of Endwave's current financial performance and Endwave's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; market acceptance and growth in revenues of our new semiconductor product line; our suppliers' abilities to deliver raw materials to our specifications and on time; our customer and market concentration; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; our ability to develop new or improved semiconductor process technologies; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2010	December 31, 2009

Assets
Current assets
Cash and cash equivalents	$ 6,095	$ 55,158
Short-term investments	21,411	11,307
Accounts receivables, net	2,191	3,009
Inventories	4,915	4,879
Other current assets	804	788
Total current assets	35,416	75,141
Property and equipment, net	1,895	1,796
Other assets	92	179
Total assets	$ 37,403	$ 77,116

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,484	$ 1,726
Accrued warranty	875	1,087
Accrued compensation	695	590
Other current liabilities	671	996
Total current liabilities	4,725	4,399

Other long-term liabilities	583	765
Total stockholders' equity	32,095	71,952
Total liabilities and stockholders' equity	$ 37,403	$ 77,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Total revenues	$ 3,753	$ 5,580	$ 8,587	$ 12,822
Costs and expenses:
Cost of product revenues	4,036	4,237	7,427	9,056
Research and development	1,075	1,306	2,081	3,011
Sales and marketing	567	483	1,151	1,062
General and administrative	882	1,452	2,013	3,231
Restructuring	--	166	(14)	1,233
Total costs and expenses	6,560	7,644	12,658	17,593
Loss from continuing operations	(2,807)	(2,064)	(4,071)	(4,771)
Interest and other income, net	(7)	94	(26)	200
Loss from continuing operations before benefit from income taxes	$ (2,814)	$ (1,970)	$ (4,097)	$ (4,571)
Benefit from income taxes	--	(13)	--	(21)
Loss from continuing operations	$ (2,814)	$ (1,957)	$ (4,097)	$ (4,550)
Income from discontinued operations, net of tax	--	18,597	--	17,530
Net income (loss)	$ (2,814)	$ 16,640	$ (4,097)	$ 12,980

Basic and diluted net loss per share from continuing operations	$ (0.29)	$ (0.21)	$ (0.42)	$ (0.48)
Basic and diluted net income per share from discontinued operations	$ --	$ 1.97	$ --	$ 1.86
Basic and diluted net income (loss) per share	$ (0.29)	$ 1.76	$ (0.42)	$ 1.38
Shares used in calculating basic and diluted net income (loss) per share	9,773,600	9,460,395	9,737,363	9,403,482

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Total revenues	$ 3,753	$ 5,580	$ 8,587	$ 12,822
Costs and expenses:
Cost of product revenues	4,068	4,208	7,406	8,946
Research and development	1,118	1,246	2,029	2,823
Sales and marketing	601	416	1,117	887
General and administrative	834	1,201	1,850	2,690
Total costs and expenses	6,621	7,071	12,402	15,346
Loss from operations	(2,868)	(1,491)	(3,815)	(2,524)
Interest and other income, net	(7)	94	(26)	200
Loss before benefit from income taxes	$ (2,875)	$ (1,397)	$ (3,841)	$ (2,324)
Benefit from income taxes	--	(13)	--	(21)
Net loss	$ (2,875)	$ (1,384)	$ (3,841)	$ (2,303)
Basic and diluted net loss per share	$ (0.29)	$ (0.15)	$ (0.39)	$ (0.24)
Shares used in calculating basic and diluted net loss per share	9,773,600	9,460,395	9,737,363	9,403,482

Basis of presentation:
1. Non-GAAP operating results exclude non-cash stock compensation benefit or expense, restructuring and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
GAAP net income (loss )	$ (2,814)	$ 16,640	$ (4,097)	$ 12,980
Cost of product revenues, stock-based compensation expense	(32)	29	21	110
Research and development, stock-based compensation expense	(43)	60	52	188
Sales and marketing, stock-based compensation expense	(34)	67	34	175
General and administrative, stock-based compensation expense	48	251	163	541
Restructuring		166	(14)	1,233
Income from discontinued operations, net of tax	--	(18,597)	--	(17,530)
Non-GAAP net loss	$ (2,875)	$ (1,384)	$ (3,841)	$ (2,303)
CONTACT:  Summit IR Group Inc.
          Mary McGowan
          (408) 404-5401
          mary@summitirgroup.com